FTE Networks Appoints Lynn Martin as Chief Operating Officer

Experienced executive will bring strategic relationships to the Company

NAPLES, FL--(September 27, 2016) - FTE Networks, Inc. (OTCQX:FTNW) (“FTE” or the “Company”), a leading network infrastructure solutions provider in the technology and telecommunications vertical, today announced the appointment of Mr. Lynn Martin as Chief Operating Officer (COO), effective September 27, 2016. As COO, Lynn Martin will be responsible for the prioritization and alignment of company initiatives overseeing, developing, and setting the strategic direction for the day-to-day operations of FTE Networks and ensuring operational excellence across the company.

“The explosion in data and bandwidth needs is driving radical shifts in the communications industry and cloud computing, representing a significant opportunity to transform communications networks and the way people meet and connect,” said Martin. “I look forward to leveraging FTE’s deep expertise in telecom and IT, providing the tools and processes that propel projects, and enabling communications providers and enterprises to increase the agility and efficiency of their networks.”

Prior to joining FTE, Lynn was head of the communications, software, and technology division of Nexius where he was responsible for growing the business by delivering end-to-end network solutions for emerging technologies, such as Open Source/NFV/SDN and infrastructure services that provided relevant value to customers and helped them to optimize their businesses. In addition to leading the software and technology teams, he created several new business offerings in Engineering, Fiber and Open Source development where he joined efforts with Open Compute Project and Telecom Infra Project communities both founded by Facebook to provide new network architectures and solutions with greater simplicity and efficiency. Before Nexius, Martin served as Executive Director of Telcordia Technologies, where he ran the company’s next generation software product line, was a senior strategist in Accenture’s Network Practice, and spent over a decade at Level 3 Communications at VP of Operational Integration and Process Management.

“Lynn has proven leadership and deep operating experience that makes him uniquely qualified to drive strategic prioritization to further align our business for peak performance,” said Mr. Michael Palleschi, FTE Networks Chairman and Chief Executive Officer. “I have great confidence in his ability to work closely with our leadership team in order to execute on the company’s vision and strategy, optimize efficiencies, and extend our relationships with key partners. Lynn has cultivated key relationships in the technology and communications space that will further expand our business globally and help develop and launch our managed network strategy powered by compute to the edge. His longstanding industry relationships coupled with the emerging market opportunity that is available to FTE, make him an ideal fit for our Chief Operating Officer position.”

About FTE Networks, Inc.

FTE Networks is on the leading edge of network transformation helping communications service providers, government and enterprise customers evolve their networks to meet advancing technology requirements via network infrastructure, and edge computing solutions to quickly enhance service innovation and deliver new revenue streams. With a focus on smart design, open architectures and consistent standards, along with expertise in building, operating, and maintaining networks, FTE solves complex network and system challenges that reduce costs and deployment time to accelerate delivery and optimize performance of network infrastructure. Operating five (5) industry segments; Data Center Infrastructure, Fiber Optics, and Wireless Integration, Network Engineering, Compute to the Edge, FTE Networks is headquartered in Naples, Florida, with offices throughout the United States and Europe. For more information, please visit: www.ftenet.com.

Forward Looking Statements

This release may contain forward-looking statements relating to the business of FTE. All statements other than historical facts are forward-looking statements, which can be identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions. These statements involve risks and uncertainties that may cause actual results to differ materially from those anticipated, believed, estimated or expected. These risks and uncertainties are described in detail in our filings with the Securities and Exchange Commission. Forward-looking statements are based on FTE’s current expectations and beliefs concerning future developments and their potential effects on FTE. There is no assurance that future developments affecting FTE will be those anticipated by FTE. FTE undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required under applicable securities laws.

Contacts:

FTE Networks, Inc.

Kirstin Gooldy, CCO

999 Vanderbilt Beach Rd., Suite 601

Naples, FL 23108

(877) 850-4308

ir@ftenet.com

OTCQX:FTNW

Investor Relations:

Natalya Rudman

Crescendo Communications, LLC
(212) 671-1020, Ext: 304
ftnw@crescendo-ir.com